Exhibit 99.1

NEWS FROM SEI

Investor Contact:	Media Contact:
Murray Louis	Dana Grosser
SEI	SEI
(610) 676-1932	(610) 676-2459
mlouis@seic.com	dgrosser@seic.com
Pages: 9

FOR IMMEDIATE RELEASE

SEI REPORTS FOURTH-QUARTER 2011 FINANCIAL RESULTS

OAKS, Pa., January 25, 2012 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for fourth-quarter 2011. Diluted earnings per share were $.25 in fourth-quarter 2011 compared to $.33 in fourth-quarter 2010.

Consolidated Overview (In thousands, except earnings per share)	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2011	2010	%	2011	2010	%

Revenues	$226,247	$231,399	(2%)	$929,727	$900,835	3%
Net Income attributable to SEI	44,396	62,400	(29%)	204,959	231,687	(12%)
Diluted Earnings Per Share	$0.25	$0.33	(24%)	$1.11	$1.22	(9%)

“While the headwinds created by third-quarter 2011 market performance had a dampening effect on fourth-quarter results, we continued to make progress in our business development initiatives that will drive long-term growth,” said Alfred P. West, Jr., SEI Chairman and CEO.

“As we enter 2012, we continue to operate in challenging and dynamic markets. We are confident that the solutions we offer and the investments we have made will allow us to succeed in growing our company. In the short-term, we will continue to focus on improving productivity, maintaining a strong and talented workforce and producing strong sales results. In the long-term increasing shareholder value, through strong profit growth, remains our number one goal.”

Summary of Fourth-Quarter and Year to Date Results by Business Segment

(In thousands)	For the Three Month Period Ended December 31,			For the Twelve Month Period Ended December 31,
	2011	2010	%	2011	2010	%
Private Banks:
Revenues	$85,843	$85,938	0%	$348,122	$346,668	0%
Expenses	84,769	80,959	5%	339,339	310,633	9%

Operating Profit	$1,074	$4,979	(78%)	$8,783	$36,035	(76%)
Operating Margin	1%	6%		3%	10%

Investment Advisors:
Revenues	45,106	48,095	(6%)	189,780	183,378	3%
Expenses	27,613	28,259	(2%)	110,438	110,388	0%

Operating Profit	17,493	19,836	(12%)	79,342	72,990	9%
Operating Margin	39%	41%		42%	40%

Institutional Investors:
Revenues	49,895	53,710	(7%)	210,027	206,531	2%
Expenses	26,702	28,038	(5%)	106,585	106,934	0%

Operating Profit	23,193	25,672	(10%)	103,442	99,597	4%
Operating Margin	46%	48%		49%	48%

Investment Managers:
Revenues	44,497	42,561	5%	177,975	160,159	11%
Expenses	29,270	27,503	6%	115,963	103,421	12%

Operating Profit	15,227	15,058	1%	62,012	56,738	9%
Operating Margin	34%	35%		35%	35%

Investments in New Businesses:
Revenues	906	1,095	(17%)	3,823	4,099	(7%)
Expenses	3,085	3,196	(3%)	11,559	12,676	(9%)

Operating Loss	(2,179)	(2,101)	4%	(7,736)	(8,577)	(10%)
Operating Margin	N/A	N/A		N/A	N/A

Totals:
Revenues	$226,247	$231,399	(2%)	$929,727	$900,835	3%
Expenses	171,439	167,955	2%	683,884	644,052	6%
Corporate overhead expenses	10,875	12,076	(10%)	43,398	40,715	7%
Noncontrolling interest reflected in segments	(442)	(509)	N/A	(1,620)	(1,465)	N/A

Income from operations	$44,375	$51,877	(14%)	$204,065	$217,533	(6%)

Fourth-Quarter Business Commentary:

•

Revenues declined in fourth-quarter 2011 as compared to fourth-quarter 2010 and to third-quarter 2011 due to a decrease in Asset management, administration, and distribution fee revenues from the market decline experienced at the end of third-quarter 2011. Although ending assets increased during the fourth-quarter 2011, SEI’s average assets under management (which SEI uses to calculate revenue) decreased during fourth-quarter 2011 compared to fourth-quarter 2010 as well as to third-quarter 2011 (See attached Ending and Average Asset Balances schedules for further details).

•	Revenues in fourth-quarter 2011 compared to fourth-quarter 2010 also declined due to lower information processing fees due to a decline in one-time revenues.

•

Sales events, net of client losses, during fourth-quarter 2011 totaled approximately $20.0 million and are expected to generate net annualized recurring revenues of approximately $16.0 million when contract values are fully realized.

•

Net income attributable to SEI includes losses from SIV securities of $0.7 million in fourth-quarter 2011 compared to gains of $14.3 million in fourth-quarter 2010. In addition fourth-quarter 2010 included gains of $3.8 million relating to sales of other assets.

•

Diluted earnings per share in fourth-quarter 2011 declined versus third-quarter 2011 due mainly to the revenue decreases mentioned above. Diluted earnings per share declined versus fourth-quarter 2010 due to the revenue decreases above, in addition to SIV and other gains recorded on investments in fourth-quarter 2010.

•

The effective tax rates were 34.7 percent in the fourth-quarter 2011 as well as in the fourth-quarter 2010. The tax rate in the fourth-quarter 2011 benefited from tax planning strategies while fourth-quarter 2010 benefited from a year-to-date adjustment to reflect the reinstatement of the research and development tax credit.

•	In the fourth-quarter 2011, SEI purchased 3.2 million shares of its common stock for $52.5 million.

•	In the fourth-quarter 2011, SEI made a $20.0 million payment on its outstanding debt. As of December 31, 2011, SEI no longer carries any debt.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM ET on January 25, 2012. Investors may listen to the call at www.seic.com/investors or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-866-206-5917; (International) 703-639-1106, access code 234129.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of investment processing, fund processing, and investment management business outsourcing solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of December 31, 2011, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages or administers $404 billion in mutual fund and pooled or separately managed assets, including $172 billion in assets under management and $232 billion in client assets under administration. For more information, visit www.seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2011	2010

Asset management, admin. and distribution fees	$162,126	$165,024
Information processing and software servicing fees	54,882	56,381
Transaction-based and trade execution fees	9,239	9,994

Total revenues	226,247	231,399

Subadvisory, distribution and other asset mgmt costs	25,921	26,302
Software royalties and other information processing costs	6,529	5,923
Brokerage commissions	6,816	6,221
Compensation, benefits and other personnel	74,609	70,243
Stock-based compensation	3,146	10,380
Consulting, outsourcing and professional fees	27,592	23,783
Data processing and computer related	11,774	10,552
Facilities, supplies and other costs	13,105	14,455
Amortization	7,257	6,153
Depreciation	5,123	5,510

Total expenses	181,872	179,522

Income from operations	44,375	51,877

Net (loss) gain on investments	(552)	18,098
Interest and dividend income	1,449	1,503
Interest expense	(100)	(256)
Other expense, net	—	(1,660)
Equity in earnings of unconsolidated affiliate	23,431	26,618

Net income before income taxes	68,603	96,180

Income taxes	23,750	33,278

Net income	44,853	62,902

Less: Net income attributable to the noncontrolling interest	(457)	(502)

Net income attributable to SEI	$44,396	$62,400

Diluted earnings per common share	$0.25	$0.33

Shares used to calculate diluted earnings per common share	178,412	189,200

Basic earnings per common share	$0.25	$0.33

Shares used to calculate basic earnings per common share	178,098	186,602

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Twelve Months Ended December 31,
	2011	2010

Asset management, admin. and distribution fees	$669,788	$628,535
Information processing and software servicing fees	222,417	231,529
Transaction-based and trade execution fees	37,522	40,771

Total revenues	929,727	900,835

Subadvisory, distribution and other asset mgmt costs	103,134	101,722
Software royalties and other information processing costs	27,437	24,419
Brokerage commissions	27,022	28,882
Compensation, benefits and other personnel	289,445	269,165
Stock-based compensation	14,112	26,783
Consulting, outsourcing and professional fees	113,171	89,033
Data processing and computer related	47,003	41,064
Facilities, supplies and other costs	55,579	56,284
Amortization	27,288	24,048
Depreciation	21,471	21,902

Total expenses	725,662	683,302

Income from operations	204,065	217,533

Net gain on investments	3,360	48,533
Interest and dividend income	5,829	6,326
Interest expense	(585)	(1,478)
Other expense, net	—	(590)
Equity in earnings of unconsolidated affiliate	105,818	99,457

Net income before income taxes	318,487	369,781

Income taxes	111,837	136,461

Net income	206,650	233,320

Less: Net income attributable to the noncontrolling interest	(1,691)	(1,633)

Net income attributable to SEI	$204,959	$231,687

Diluted earnings per common share	$1.11	$1.22

Shares used to calculate diluted earnings per common share	184,127	190,321

Basic earnings per common share	$1.12	$1.23

Shares used to calculate basic earnings per common share	182,547	188,468

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited) December 31, 2011	December 31, 2010
Assets

Cash and short-term investments	$420,986	$496,292
Restricted cash	6,000	4,000
Receivables, net	167,909	165,772
Securities owned	20,949	—
Other current assets	19,107	17,655

Total current assets	634,951	683,719

Property and equipment, net	129,548	140,568
Marketable securities	139,333	179,364
Capitalized software, net	309,133	294,332
Investment in unconsolidated affiliate	60,954	64,409
Other assets, net	20,640	14,831

Total assets	$1,294,559	$1,377,223

Liabilities

Current liabilities	$151,073	$127,600
Long-term debt	—	95,000
Deferred income taxes	93,751	92,253
Other Long-term liabilities	8,276	5,645

Total SEI Investments Company shareholders’ equity	1,025,316	1,041,570
Noncontrolling interest	16,143	15,155
Total Equity	1,041,459	1,056,725

Total liabilities and equity	$1,294,559	$1,377,223

SEI INVESTMENTS COMPANY

ENDING ASSET BALANCES

(In millions)

(Unaudited)

	Dec. 31, 2010	Mar. 31, 2011	Jun. 30, 2011	Sept. 30, 2011	Dec. 31, 2011
Private Banks:
Equity/Fixed Income prgms.	$13,512	$14,809	$16,720	$15,442	$16,435
Collective Trust Fund prgms.	626	576	504	476	450
Liquidity funds	5,120	5,217	4,918	5,529	5,553

Total assets under mgmt.	$19,258	$20,602	$22,142	$21,447	$22,438

Client assets under admin.	10,672	11,227	10,994	9,845	10,355

Total assets	$29,930	$31,829	$33,136	$31,292	$32,793

Investment Advisors:
Equity/Fixed Income prgms.	$27,680	$28,296	$28,410	$24,757	$26,639
Collective Trust Fund prgms.	1,820	1,618	1,499	1,392	1,298
Liquidity funds	1,641	1,551	1,651	2,653	2,505

Total assets under mgmt.	$31,141	$31,465	$31,560	$28,802	$30,442

Institutional Investors:
Equity/Fixed Income prgms.	$48,699	$51,287	$51,180	$46,259	$49,051
Collective Trust Fund prgms.	623	608	482	510	492
Liquidity funds	3,382	3,202	3,146	3,356	3,888

Total assets under mgmt.	$52,704	$55,097	$54,808	$50,125	$53,431

Investment Managers:
Equity/Fixed Income prgms.	$1	$37	$50	$64	$57
Collective Trust Fund prgms.	8,177	8,841	10,372	10,896	11,255
Liquidity funds	313	139	179	195	152

Total assets under mgmt.	$8,491	$9,017	$10,601	$11,155	$11,464

Client assets under admin. (A)	233,079	238,335	238,432	223,620	221,198

Total assets	$241,570	$247,352	$249,033	$234,775	$232,662

Investments in New Businesses:
Equity/Fixed Income prgms.	$569	$598	$558	$490	$515
Liquidity funds	65	56	41	41	37

Total assets under mgmt.	$634	$654	$599	$531	$552

LSV Asset Management
Equity/Fixed Income prgms.	$60,058	$62,369	$60,626	$49,444	$53,712

Consolidated:
Equity/Fixed Income prgms (B)	$150,519	$157,396	$157,544	$136,456	$146,409
Collective Trust Fund prgms.	11,246	11,643	12,857	13,274	13,495
Liquidity funds	10,521	10,165	9,935	11,774	12,135

Total assets under mgmt.	$172,286	$179,204	$180,336	$161,504	$172,039

Client assets under admin. (C)	243,751	249,562	249,426	233,465	231,553

Total assets	$416,037	$428,766	$429,762	$394,969	$403,592

(A)	Client assets under administration in the Investment Managers segment include $39.5 billion of assets balances that require limited services and therefore are at fee levels below our normal full service assets (as of December 31, 2011).
(B)	Equity/Fixed Income programs include $2.3 billion of assets invested in various asset allocation funds at December 31, 2011.
(C)	In addition to the numbers presented, SEI also administers an additional $4.4 billion in Funds of Funds assets (as of December 31, 2011) on which SEI does not earn an administration fee.

SEI INVESTMENTS COMPANY

AVERAGE ASSET BALANCES

(In millions)

(Unaudited)

	4th Qtr 2010	1st Qtr 2011	2nd Qtr 2011	3rd Qtr 2011	4th Qtr 2011
Private Banks:
Equity/Fixed Income prgms.	$13,200	$14,170	$16,176	$16,592	$16,624
Collective Trust Fund prgms.	618	593	543	505	464
Liquidity funds	4,966	5,058	4,909	5,210	5,401

Total assets under mgmt.	$18,784	$19,821	$21,628	$22,307	$22,489

Client assets under admin.	10,749	10,921	11,114	10,364	10,290

Total assets	$29,533	$30,742	$32,742	$32,671	$32,779

Investment Advisors:
Equity/Fixed Income prgms.	$27,121	$27,841	$28,502	$26,658	$26,094
Collective Trust Fund prgms.	1,893	1,687	1,544	1,442	1,314
Liquidity funds	1,729	1,580	1,576	2,224	2,499

Total assets under mgmt.	$30,743	$31,108	$31,622	$30,324	$29,907

Institutional Investors:
Equity/Fixed Income prgms.	$48,310	$50,392	$51,567	$49,115	$48,504
Collective Trust Fund prgms.	638	608	554	505	500
Liquidity funds	3,450	3,418	3,515	3,416	3,461

Total assets under mgmt.	$52,398	$54,418	$55,636	$53,036	$52,465

Investment Managers:
Equity/Fixed Income prgms.	$1	$1	$38	$52	$65
Collective Trust Fund prgms.	7,986	8,288	9,560	11,292	10,773
Liquidity funds	406	210	165	200	219

Total assets under mgmt.	$8,393	$8,499	$9,763	$11,544	$11,057

Client assets under admin.	233,680	237,376	241,423	236,953	224,633

Total assets	$242,073	$245,875	$251,186	$248,497	$235,690

Investments in New Businesses:
Equity/Fixed Income prgms.	$551	$579	$561	$525	$515
Liquidity funds	70	61	42	42	42

Total assets under mgmt.	$621	$640	$603	$567	$557

LSV Asset Management
Equity/Fixed Income prgms.	$57,523	$62,212	$63,000	$54,679	$54,021

Consolidated:
Equity/Fixed Income prgms	$146,706	$155,195	$159,844	$147,621	$145,823
Collective Trust Fund prgms.	11,135	11,176	12,201	13,744	13,051
Liquidity funds	10,621	10,327	10,207	11,092	11,622

Total assets under mgmt.	$168,462	$176,698	$182,252	$172,457	$170,496

Client assets under admin.	244,429	248,297	252,537	247,317	234,923

Total assets	$412,891	$424,995	$434,789	$419,774	$405,419